   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2002



                                                      REGISTRATION NO. 333-99147

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               UNOCAL CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                               1311                              95-3825062
  (State or other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)              Identification No.)

                       2141 ROSECRANS AVENUE, SUITE 4000
                          EL SEGUNDO, CALIFORNIA 90245
                                 (310) 726-7600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                           BARRY A. L. HOFFMAN, ESQ.
                             DEPUTY GENERAL COUNSEL
                               UNOCAL CORPORATION
                       2141 ROSECRANS AVENUE, SUITE 4000
                          EL SEGUNDO, CALIFORNIA 90245
                                 (310) 726-7600
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                    COPY TO:
                              DANIEL A. NEFF, ESQ.
                             ELLIOTT V. STEIN, ESQ.
                         WACHTELL, LIPTON, ROSEN & KATZ
                              51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 403-1000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and upon consummation of the transactions described herein.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] -----
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] -----
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                    AMOUNT TO           OFFERING PRICE         AGGREGATE           AMOUNT OF
         SECURITIES TO BE REGISTERED               BE REGISTERED           PER SHARE          OFFERING PRICE    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share
  (including the associated Preferred Stock
  Purchase Rights)...........................  15,570,020 shares(1)      Not Applicable      $553,431,082(2)       $50,916(3)
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

(1) Represents 50,353,225 outstanding shares of common stock of Pure Resources, Inc. on August 2, 2002 less 32,709,067 shares owned by Union Oil Company of California plus an additional 6,210,630 shares of Pure Resources, Inc. common stock reserved for issuance upon exercise of outstanding stock options on June 30, 2002, multiplied by the exchange ratio of 0.6527. Information as to the number of outstanding shares and stock options of Pure Resources, Inc. has been obtained from Pure Resources, Inc.'s filings with the S.E.C.
(2) Reflects the product of (a) $23.20, the market price of the common stock of Pure Resources, Inc. computed in accordance with Rule 457(c) and 457(f) under the Securities Act, based upon the average of the high and low sale prices of the Pure Resources, Inc. common stock as quoted on the New York Stock Exchange on August 28, 2002 and (b) 23,854,788, the maximum number of shares to be acquired pursuant to the offer. The proposed maximum aggregate offering price is estimated solely to determine the registration fee.
(3) 0.0092% of the Proposed Maximum Aggregate Offering Price.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.
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


     This Amendment No. 1 to the Registration Statement on Form S-4 amends and supplements the Registration Statement on Form S-4 filed by the Registrant with the Securities and Exchange Commission on September 4, 2002, as provided below. All of the offering materials sent to Pure stockholders reflected the amended information provided below.



ITEM 4.  TERMS OF THE TRANSACTION.



     Under the title "Selected Historical Financial Data of Unocal and
Pure -- Unocal Selected Historical Consolidated Financial Data" appearing on page 5 of the prospectus, the information under the title "Consolidated Income Statement Data: Earnings from continuing operations before minority interests, interest expense and income taxes" is amended and replaced in its entirety as follows:


UNOCAL SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


                                     AS OF AND FOR THE
                                     SIX MONTHS ENDED
                                         JUNE 30,         AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                     -----------------   --------------------------------------------
                                      2002      2001      2001      2000      1999     1998     1997
                                     -------   -------   -------   -------   ------   ------   ------
                                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED INCOME STATEMENT DATA:
              ***
Earnings from continuing operations
  before minority interests,
  interest expense and income
  taxes............................      368     1,024     1,284     1,446      449      445      880
              ***

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Segundo, California, as of September 5, 2002.


                                          UNOCAL CORPORATION

                                          By:      /s/ TERRY G. DALLAS
                                            ------------------------------------
                                                      Terry G. Dallas
                                                Executive Vice President and
                                                  Chief Financial Officer

     The undersigned directors and executive officers of Unocal Corporation appoint Timothy H. Ling, Joe D. Cecil and Darrell D. Chesum and each of them severally our true and lawful attorney with power to sign for us this registration statement and any and all amendments to this registration statement, and generally do all such things in our names and in our capacities as directors to enable Unocal Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission in connection with this offering.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of September 5, 2002 by the following persons in the capacities indicated:


                  SIGNATURE                                        TITLE
                  ---------                                        -----
/s/ CHARLES R. WILLIAMSON                         * Chief Executive Officer and Director
---------------------------------------------          (Principal Executive Officer)

/s/ TIMOTHY H. LING**                              Chief Operating Officer and Director
---------------------------------------------

/s/ JOE D. CECIL**                                    Vice President and Comptroller
---------------------------------------------         (Principal Accounting Officer)

/s/ JOHN W. AMERMAN**                                            Director*
---------------------------------------------

/s/ JOHN W. CREIGHTON, JR.**                                     Director*
---------------------------------------------

/s/ JAMES W. CROWNOVER**                                         Director*
---------------------------------------------

/s/ FRANK C. HERRINGER**                                         Director*
---------------------------------------------

/s/ DONALD B. RICE**                                             Director*
---------------------------------------------

---------------

 * A majority of the board of directors

** By Joe D. Cecil, Attorney-In-Fact

                                       II-4